UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2009

WIND ENERGY AMERICA INC.

(formerly Dotronix, Inc.)

(Exact name of registrant as specified in its charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-9996	41-1387074
(Commission File Number)	(IRS Employer Identification No.)

12100 Singletree Lane, Suite 100

Eden Prairie, MN 55344

(Address of Principal Executive Offices)(Zip Code)

(952) 746-1313

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Director

Effective July 16, 2009, the Board of Directors of Wind Energy America Inc. (the “Company”) appointed Donald Blakstad of San Diego, California as a new director of the Company and also elected him as Chairman of the Board of Directors. Robert A. Williams, former Chairman of the Company, will continue to serve as a director of the Company.

Mr. Blakstad has many years of broad and successful experience in owning and operating small and large private companies, including being the President and principal owner of two large affiliated long-distance telephone companies headquartered in San Diego which provided worldwide retail long-distance telephone services for many years to a customer base of over l,000,000 persons. Mr. Blakstad currently manages his personal real estate and corporate equity investments.

Further information regarding Mr. Blakstad and his management consulting engagement with the Company is contained in the Company’s Current Report on Form 8-K which was filed with the Securities and Exchange Commission on July 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2009

Wind Energy America Inc.

By	/s/ Robert O. Knutson
Robert O. Knutson, Managing Director